EXHIBIT 99.1

News For Immediate Release

For additional information, contact at 214/981-5000:
Steven R. Rowley
President and Chief Executive Officer

Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer

SPIN-OFF OF CENTEX CONSTRUCTION PRODUCTS
COMPLETED; NAME WILL CHANGE TO EAGLE MATERIALS INC.

     (DALLAS, TX — January 30, 2004): Centex Construction Products Inc. (NYSE: CXP) announced today that Centex Corporation (NYSE: CTX) completed the distribution to its stockholders, on a tax-free basis, of all of the shares of common stock of CXP held by Centex. In connection with the distribution, CXP reclassified a portion of the shares of common stock held by Centex Corporation into a new Class B Common Stock having the right to elect at least 85% of the directors of CXP. Centex today distributed to its stockholders all of the shares of Class B Common Stock and the remaining shares of Common Stock held by Centex.

     As a result of this distribution, CXP is no longer affiliated with Centex Corporation. In addition, CXP has changed its name to Eagle Materials Inc. and effective February 2, 2004, its existing class of common stock will trade on the New York Stock Exchange under the symbol “EXP” and its new Class B Common Stock will trade under the symbol “EXP.B.”

     CXP is a Dallas-based company that manufactures and distributes cement, gypsum wallboard, recycled paperboard and concrete and aggregates.

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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex Construction Products is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements.